Exhibit 99.1

Silexion Therapeutics Announces Collaboration with Global Therapeutics Leader
Catalent on Advanced siRNA Formulation Development & Clinical Manufacturing
Activities

Collaboration Reinforces Silexion's Commitment to Bringing Transformative RNAi Cancer
Therapies to Market as it Advances toward Clinical Trials

Grand Cayman, Cayman Islands, April 23, 2025 -- Silexion Therapeutics Corp. (NASDAQ: SLXN) (“Silexion” or the “Company”), a clinical-stage biotechnology company pioneering RNA interference (RNAi) therapies for KRAS-driven cancers, today announced a strategic collaboration with Catalent, a global leader in advanced delivery technologies, clinical development, and manufacturing solutions for therapeutics.

Under the agreement, Catalent will conduct formulation development and clinical manufacturing activities for Silexion's next-generation siRNA candidate, SIL204, at its state-of-the-art facility in Limoges, France. The collaboration will focus on optimizing both the systemic and intratumoral delivery formulations of SIL204, supporting Silexion's recently announced dual-route development strategy designed to target both primary tumors and metastases in KRAS-driven cancers.

This collaboration builds upon Silexion's recently reported breakthrough preclinical data demonstrating SIL204's significant efficacy in reducing both primary tumor growth and metastatic spread in clinically relevant orthotopic pancreatic cancer models. SIL204 targets a broad spectrum of KRAS mutations (including G12D, G12V, G12R, Q61H, and G13D), which are critical drivers in pancreatic, colorectal, and lung cancers.

"Our collaboration with Catalent represents a significant advancement in our SIL204 development program," said Ilan Hadar, Chairman and CEO of Silexion Therapeutics. "Following our recent promising preclinical results and the unveiling of our expanded development plan, we look forward to this partnership advancing the optimization of SIL204's formulation for both systemic and intratumoral delivery routes. Catalent's expertise in complex formulation development will be instrumental as we work toward our goal of initiating human clinical trials in the first half of 2026."

Catalent's Limoges facility is its European center of excellence for clinical biologics formulation development and drug product manufacturing, specializing in complex injectable formulations. The collaboration will leverage Catalent's extensive experience in developing sustained-release technologies to enhance SIL204's therapeutic potential through improved stability, bioavailability, and delivery precision.

This collaboration is part of Silexion's comprehensive strategy to advance SIL204 through preclinical development and into clinical trials, with plans to conduct additional toxicology and pharmacodynamic studies throughout 2025, followed by potential regulatory submissions to the Israel Ministry of Health in the second half of 2025 and to the European Union in the first half of 2026.

About Silexion Therapeutics

Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company developing innovative RNA interference (RNAi) therapies to treat solid tumors driven by KRAS mutations, the most common oncogenic driver in human cancers. The Company's first-generation product, LODER™, has shown promising results in a Phase 2 trial for non-resectable pancreatic cancer. Silexion is also advancing its next-generation siRNA candidate, SIL204, designed to target a broader range of KRAS mutations and showing significant potential in preclinical studies. The Company remains committed to pushing the boundaries of therapeutic innovation in oncology, with a focus on improving outcomes for patients with difficult-to-treat cancers. For more information please visit: https://silexion.com

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding Silexion's business strategy, collaboration with Catalent,  and plans to initiate further studies and make regulatory submissions are forward-looking statements. These forward-looking statements are generally identified by terminology such as "may", "should", "could", "might", "plan", "possible", "project", "strive", "budget", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion's ability to successfully complete preclinical studies and initiate clinical trials; (ii) Silexion's strategy, future operations, financial position, projected costs, prospects, and plans; (iii) the impact of the regulatory environment and compliance complexities; (iv) expectations regarding future partnerships or other relationships with third parties; (v) Silexion's future capital requirements and sources and uses of cash, including its ability to obtain additional capital; and (vi) other risks and uncertainties set forth in the documents filed or to be filed with the SEC by the company, including the Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 18, 2025. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Company Contact

Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Capital Markets & IR Contact
Arx Capital Markets
North American Equities Desk
silexion@arxadvisory.com